UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

PEOPLESTRING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

157 Broad Street, Suite 109 Red Bank, NJ 07701
(Address of principal executive offices)
(732) 741-2840
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On April 6, 2011, PeopleString Corporation issued a press release announcing the anticipated release of its Beta version of the PeopleDeals Social Marketing platform on April 26, 2011. Currently PeopleDeals is in private beta and upon release it will allow local and national advertisers to launch real-time social media marketing campaigns within minutes. PeopleDeals will also allow consumers to easily find money saving local, regional and national offers. The PeopleDeals platform will feature the company’s patent pending social coupon technology that will be unveiled concurrently with the PeopleDeals Platform.

Additionally, the company also announced that it had recently engaged Ricochet Public Relations to launch a national public relations awareness campaign for the PeopleDeals platform. The campaign will focus on the unique consumer savings benefits and on the uniqueness of the social marketing technology for local and national advertisers.

A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release of PeopleString Corporation, dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLESTRING CORPORATION

Date: April 6, 2011	By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer